Exhibit 23.7

CONSENT OF PAUL WEIBEL

In connection with the Registration Statement on Form S-1 (the “Form S-1”) to be filed by 5E Advanced Materials, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), the undersigned hereby consents to:

(i)

The filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “Preliminary Feasibility Study on 5E Advanced Materials Fort Cady Project” with a, report date of August 7, 2025, and effective date of August 4, 2025 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, filed (or incorporated by reference) as Exhibit 96.1 to the Company’s 2025 Annual Report on Form 10-K, dated September 29, 2025;

(ii)

The use of and references to the undersigned’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form S-1 (including any additional registration statement filed pursuant to Rule 462(b) relating to the Form S-1) and any such Technical Report Summary; and

(iii)

The use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form S-1, to the extent it was prepared by the undersigned, that the undersigned supervised its preparation of and/or that was reviewed and approved by the undersigned, that is included or incorporated by reference to the Form S-1 (including any additional registration statement filed pursuant to Rule 462(b) relating to the Form S-1).

The undersigned is responsible for, and this consent pertains to Sections 1, 16, 19, 23, 24 and 25 of the Technical Report Summary.

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of the undersigned as to the form and context in which it appears.

Date: January 27, 2026

By:	/s/ Paul Weibel
Name:	Paul Weibel, CPA (License No. CA 056912)
Title:	Chief Executive Officer, 5E Advanced Materials, Inc.